                                                                 EXECUTION COPY

                                                                    Exhibit 4.3
           ----------------------------------------------------------



                                WARRANT AGREEMENT

                                     BETWEEN

                   REINSURANCE GROUP OF AMERICA, INCORPORATED

                                       AND

                              THE BANK OF NEW YORK,
                                AS WARRANT AGENT,



                          DATED AS OF DECEMBER 18, 2001



           -----------------------------------------------------------

                                                 TABLE OF CONTENTS

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                                                                                             PAGE
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                                                     ARTICLE I

                                                    DEFINITIONS

Section 1.01  Defined Terms......................................................................1
Section 1.02  Interpretive Provisions...........................................................10

                                                    ARTICLE II

                             ISSUANCE OF WARRANTS, SEPARATION OF WARRANTS FROM UNITS AND
                                   EXECUTION AND DELIVERY OF WARRANT CERTIFICATES

Section 2.01  Issuance of Warrants..............................................................10
Section 2.02  Separation and Rejoining of Units.................................................10
Section 2.03  Form, Denomination and Execution of Warrant Certificates..........................12
Section 2.04  Issuance and Delivery of Warrant Certificates.....................................15
Section 2.05  Lost, Stolen, Destroyed or Mutilated Warrant Certificates.........................15
Section 2.06  Payment of Certain Taxes..........................................................16
Section 2.07  Holders of Warrants; Rights of Holders............................................16

                                                    ARTICLE III

                                         DURATION AND EXERCISE OF WARRANTS

Section 3.01  Duration of Warrants..............................................................17
Section 3.02  Exercise of Warrants..............................................................17

                                                    ARTICLE IV

                                             ANTI-DILUTION PROVISIONS

Section 4.01  Warrant Adjustments...............................................................19
Section 4.02  Merger, Consolidation, Sale, Transfer or Conveyance...............................26
Section 4.03  Other Events......................................................................27
Section 4.04  Notice of Adjustment..............................................................28
Section 4.05  Notice of Certain Transactions....................................................28
Section 4.06  Adjustment to Warrant Certificate.................................................29

                                                     ARTICLE V

                                              REDEMPTION OF WARRANTS

Section 5.01  Optional Redemption Right.........................................................29

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Section 5.02  Redemption Procedures for Optional Redemption.....................................30
Section 5.03  Change of Control Redemption Right................................................32

                                                    ARTICLE VI

                                         EXCHANGE AND TRANSFER OF WARRANTS

Section 6.01  Warrant Register; Exchange and Transfer of Warrants...............................35
Section 6.02  Transfer Provisions...............................................................37
Section 6.03  Treatment of Holders of Warrant Certificates......................................38
Section 6.04  Cancellation of Warrant Certificates..............................................39
Section 6.05  CUSIP Numbers.....................................................................39

                                                    ARTICLE VII

                                           CONCERNING THE WARRANT AGENT

Section 7.01  Warrant Agent.....................................................................39
Section 7.02  Conditions of Warrant Agent's Obligations.........................................39
Section 7.03  Resignation and Removal; Appointment of Successor.................................41
Section 7.04  Compliance With Applicable Laws...................................................43
Section 7.05  Office............................................................................43

                                                   ARTICLE VIII

                                                     COVENANTS

Section 8.01  Financial Statements and Reports of the Company...................................43
Section 8.02  Notices and Demands to the Company and Warrant Agent..............................44
Section 8.03  Governmental Approvals............................................................44
Section 8.04  Satisfaction of Exercise Conditions...............................................44
Section 8.05  Reservation of Shares.............................................................44

                                                    ARTICLE IX

                                                   MISCELLANEOUS

Section 9.01  Supplements and Amendments........................................................44
Section 9.02  Addresses for Notices.............................................................45
Section 9.03  Governing Law.....................................................................45
Section 9.04  Persons Having Rights Under Warrant Agreement.....................................46
Section 9.05  Headings..........................................................................46
Section 9.06  Counterparts......................................................................46
Section 9.07  Inspection of Agreement...........................................................46
Section 9.08  Separability Clause...............................................................46
Section 9.09  Successors and Assigns............................................................46
Section 9.10  Legal Holidays....................................................................46


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                                                                                             PAGE
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
EXHIBIT A     Form of Warrant Certificate                                                     A-1
EXHIBIT B     Compensation of Warrant Agent                                                   B-1

         WARRANT AGREEMENT, dated as of December 18, 2001, between Reinsurance Group of America, Incorporated, a Missouri corporation (the "COMPANY"), and The Bank of New York, a New York banking corporation, as warrant agent (the "WARRANT AGENT").

                                    RECITALS:

         WHEREAS, the Company proposes to issue warrants (the "WARRANTS") representing the right to purchase, under certain circumstances described herein, Common Stock (as defined herein);

         WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company in connection with the issuance of the Warrants as provided herein and the Warrant Agent is willing to so act;

         WHEREAS, the Company has duly authorized the execution and delivery of this Agreement to provide for the issuance of Warrants to be exercisable at such times and for such prices, and to have such other provisions, as shall be hereinafter provided; and

         WHEREAS, the Company and RGA Capital Trust I (the "TRUST") are entering into a unit agreement (the "UNIT AGREEMENT") with The Bank of New York, as unit agent (the "UNIT AGENT"), the Warrant Agent and The Bank of New York, as Property Trustee, in connection with the execution and delivery of the Underwriting Agreement (hereinafter defined) whereby units (the "UNITS"), which will each consist of a Preferred Security and a Warrant, will be issued;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Unit Agreement or the Trust Agreement, as the case may be.

         "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for the beneficial interests in the Global Certificate, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "BOARD OF DIRECTORS" means the board of directors of the Company or any duly authorized committee thereof.

         "BOARD RESOLUTION" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Warrant Agent.

         "BUSINESS DAY" means any day other than a Saturday or a Sunday that is not a day on which banking institutions in The City of New York, St. Louis, Missouri or Wilmington, Delaware are authorized or required by law, regulation or executive order to close or a day on which the office of any of the Warrant Agent, the Indenture Trustee or the Property Trustee is closed for business.

         "CALCULATION AGENT" has the meaning given to it in Section 7.02(l).

         "CASH PAYMENT" means, with respect to any Warrant, the payment by the Holder thereof of the Exercise Price of such Warrant in lawful money of the United States of America, in cash or by certified or official bank check to the Warrant Agent, or by wire transfer to the account indicated to such Holder by the Warrant Agent, as designated by the Company by notice to the Warrant Agent.

         "CHANGE OF CONTROL" has the meaning given to it in the Trust Agreement.

         "CHANGE OF CONTROL NOTICE DATE" has the meaning given to it in Section 5.03.

         "CHANGE OF CONTROL REDEMPTION" has the meaning given to it in Section 5.03.

         "CHANGE OF CONTROL REDEMPTION DATE" has the meaning given to it in
Section 5.03.

         "CHANGE OF CONTROL REDEMPTION RIGHT" has the meaning given to it in
Section 5.03.

         "CLEARING AGENCY" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Securities and in whose name, or in the name of a nominee of that organization, shall be registered a Global Unit Certificate and which shall undertake to effect book entry transfers and pledges of the Securities.

         "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

         "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

         "COMPANY" has the meaning given to it in the Preamble.

         "COMPANY ORDER" has the meaning given to it in the Trust Agreement.

         "CONDITIONS TO A REMARKETING" means the conditions to a Remarketing specified in the Trust Agreement and the Remarketing Agreement. A Failed Remarketing shall not be considered an inability to satisfy the Conditions to a Remarketing.

         "DATE OF DETERMINATION" means, with respect to the Exercise Price of a Warrant either in connection with a Redemption of such Warrant or in connection with an exercise of such Warrant in lieu of Redemption pursuant to Section 5.01, the end of the day on the day preceding the Redemption Date.

         "DECLARATION" means the Trust Agreement.

         "DEFINITIVE UNIT CERTIFICATES" has the meaning given to it in Section 2.02.

         "DEFINITIVE WARRANT CERTIFICATE" means a Warrant Certificate in definitive, registered form.

         "DISCOUNT" means the difference between the Exercise Price contained in clause (b) of that definition as of the Issue Date and the Exercise Price as of the Expiration Date.

         "DTC" means The Depository Trust Company and its successors.

         "EX DATE" means:

              (i) with respect to any issuance or distribution, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Trading Price was obtained without the right to receive such issuance or distribution;

              (ii) with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

              (iii) with respect to any tender or exchange offer, the first date on which the Common Stock trades regular way on such exchange or in such market after the Tender Expiration Time of such offer.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXERCISE AMOUNT" means 1.2508 shares, which is subject to adjustment as provided in Article IV.

         "EXERCISE CONDITIONS" means, with respect to any Warrant on any date on which such Warrant is to be exercised by the Holder thereof, that:

              (a) the Company shall have a registration statement in effect under the Securities Act covering the issuance and sale of the related Exercise Amount of Common Stock upon exercise of such Warrant or the issuance and sale (and resale) of the related Exercise Amount of Common Stock upon exercise of such Warrant is exempt from the registration requirements of the Securities Act;

              (b) such shares of Common Stock have been registered, qualified or are deemed to be exempt under applicable state securities laws; and

              (c) to the extent required by applicable law, a then current prospectus relating to the Common Stock shall be delivered to such exercising Holder.

         "EXERCISE PRICE" means with respect to a Warrant:

              (a) in the event of the exercise of the Warrant pursuant to
Section 3.02, other than in lieu of a Redemption pursuant to Section 5.01, $50;
or

              (b) in the event of the exercise of the Warrant in lieu of a Redemption pursuant to Section 5.01 an amount initially equal to $35.13, which price will accrete on a daily basis, such that on any given date of calculation it will be equal to $35.13 plus accretion, calculated from December 18, 2001 to the date of calculation, at the all-in yield of 8.25% per annum through December 15, 2050 minus accrual of an amount equal to $50 multiplied by 5.75% per annum, in each case, on a quarterly bond equivalent basis using a 360-day year of twelve 30-day months, to a maximum of $50, on the Expiration Date.

In connection with an exercise of a Warrants in lieu of a Redemption, the Exercise Price of the Warrants will be calculated as of the end of the Business Day next preceding the Redemption Date.

         "EXPIRATION DATE" means, with respect to any Warrant, 5:00 p.m., New York City time, on December 15, 2050, as such expiration date may be extended pursuant to Section 3.01.

         "FAILED REMARKETING" means the inability of the Remarketing Agent by 4:00 p.m., New York City time, on the Remarketing Date, to remarket, pursuant to the Remarketing Agreement, all of the Preferred Securities deemed tendered for remarketing.

         "FAIR MARKET VALUE" means the amount which a willing buyer would pay a willing seller in an arm's length transaction, determined in good faith by the Board of Directors, whose determination shall be conclusive and given in a Board Resolution.

         "GLOBAL UNIT CERTIFICATE" has the meaning given to it in Section
2.03(a).

         "GLOBAL WARRANT CERTIFICATE" has the meaning given to it in Section 2.03(a).

         "HOLDER," when used with respect to a Warrant, means the Person in whose name the Warrant evidenced by a Warrant Certificate is registered in the Warrant Register which, so long as held in the form of a Global Warrant Certificate, shall be the Depositary; provided, however, that in determining whether the Holders of the requisite number of Warrants have voted on any matter, then for the purpose of such determination only (and not for any other purpose hereunder, including, without limitation, any notice hereunder), if the Warrant remains in the form of one or more Global Warrants and if the Clearing Agency which is the holder of such Global Warrant has sent an omnibus proxy assigning voting rights to the Clearing Agency Participants to whose accounts the Warrants are credited on the record date, the term "Holder" shall mean such

Clearing Agency Participant acting at the direction of the Beneficial Owners (as defined in the Unit Agreement).

         "INVESTMENT COMPANY EVENT" has the meaning given to it in the Trust Agreement.

         "ISSUE DATE" means with respect to the issuance of the Warrants, the applicable Delivery Date (as defined in the Underwriting Agreement).

         "LEGAL CAUSE REMARKETING EVENT" has the meaning given to it in the Trust Agreement.

         "MARKET CAPITALIZATION" means, with respect to the Company as of any date, the product of (i) the Market Price of shares of Common Stock as of such date and (ii) the number of shares of Common Stock outstanding (excluding treasury shares) as of such date.

         "MARKET PRICE" means the average of the daily Trading Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

              (i) the Ex Date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Amount pursuant to Section 4.01 (a), (b), (c), (d),
          (e) or (f) occurs during such ten consecutive Trading Days, the Trading Price for each Trading Day prior to the Ex Date for such other event shall be adjusted by multiplying such Trading Price by the same fraction by which the Exercise Amount is so required to be adjusted as a result of such other event;

              (ii) the Ex Date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Amount pursuant to Section 4.01 (a), (b), (c), (d),
          (e) or (f) occurs on or after the Ex Date for the issuance or distribution requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the Ex Date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Exercise Amount is so required to be adjusted as a result of such other event; and

              (iii) the Ex Date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) above, the Trading Price for each Trading Day on or after such Ex Date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such Ex Date.

         For purposes of any computation under Section 4.01 (f), the Market Price of the Common Stock on any date shall be deemed to be the average of the daily Trading Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the Ex Date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Exercise Amount pursuant to Section 4.01 (a), (b), (c), (d),
(e) or (f) occurs on or after the Tender Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the Ex Date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Exercise Amount is so required to be adjusted as a result of such other event.

         "METLIFE GROUP" has the meaning given to it in the Trust Agreement.

         "NASD" has the meaning given to it in section 6.01(c).

         "NOTICE OF REDEMPTION" has the meaning given to it in Section 5.02(b).

         "NON-ELECTING SHARE" has the meaning given to it in Section 4.02(a).

         "OPTIONAL REDEMPTION EVENT" means a Trading Redemption Event, a Tax Event or an Investment Company Event."

         "PARTICIPANT" has the meaning given to it in Section 6.02(d).

         "PREFERRED SECURITY" has the meaning given to it in the Trust
Agreement.

         "PROPERTY TRUSTEE" has the meaning given to it in the Trust Agreement.

         "PURCHASED SHARES" has the meaning given to it in Section 4.01(f).

         "RECORD DATE" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

         "REDEMPTION" means a redemption of the Warrants pursuant to Sections
5.01 and 5.02.

         "REDEMPTION CONDITIONS" means the conditions the Company must satisfy or which must be satisfied prior to any proposed Redemption, as the case may be, which are the following:

          (i) as of the date on which the Company elects to redeem the Warrants and on the Redemption Date, the Exercise Conditions shall be satisfied, provided, however, that clause (c) of the definition of "Exercise Conditions" need only be satisfied on the Redemption Date;

          (ii) a Trading Redemption Event or a Legal Cause Remarketing Event (as a result of a Tax Event or Investment Company Event) shall have occurred;

          (iii) the Company shall have caused a Remarketing to occur contemporaneously with its election to redeem the Warrants; and

         (iv) as of the date on which the Company elects to redeem the Warrants, the Company shall have complied or, to the extent that compliance is not necessary to redeem the Warrants in the manner elected by the Company, or, to the extent that no action is required to comply with applicable law as of such date but would be required on or prior to the Redemption Date, be able to comply with all other applicable laws and regulations, if any (including, without limitation, the Securities Act and the Exchange Act), necessary to permit the Redemption of the Warrants in any manner permitted under the Warrant Agreement.

         "REDEMPTION DATE" means, in the event of a successful Remarketing, the Remarketing Settlement Date for the contemporaneous Remarketing of Preferred Securities or, in the event of a Failed Remarketing, the intended Redemption Date selected by the Company pursuant to Section 5.02(a)(i).

         "REFERENCE PERIOD" has the meaning given to it in Section 4.01(d).

         "REMARKETING" has the meaning given to it in the Unit Agreement.

         "REMARKETING DATE" has the meaning given to it in the Unit Agreement.

         "REMARKETING PAYMENT" means, with respect to any Warrant that is held pursuant to the Unit Agreement, the application of the proceeds of the Remarketing of the related Preferred Security in an amount equal to the Exercise Price of such Warrant in accordance with the Remarketing Agreement and the Unit Agreement.

         "REMARKETING SETTLEMENT DATE" means the third Business Day after the date of the Remarketing of the Preferred Securities, pursuant to the Remarketing Agreement and Section 6.6 of the Trust Agreement, whether or not the Remarketing has been successful.

         "SECURITIES" used herein interchangeably with "Unit."

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SPIN-OFF" has the meaning given to it in Section 4.01(d).

         "SUCCESSFUL REMARKETING" means, with respect to any Redemption Date, the contemporaneous settlement scheduled to occur on such Redemption Date of the Remarketing that commenced on the Remarketing Date.

         "TAX EVENT" has the meaning given to it in the Trust Agreement.

         "TENDER EXPIRATION TIME" has the meaning given to it in Section
4.01(f).

         "TO EXTENSION" means that if the tender offer rules under the Exchange Act or any similar rules and regulations are applicable to any redemption of the Warrants and the number of days provided in the applicable section of this Warrant Agreement is not sufficient to comply with such rules, such number of days shall be extended to the minimum number of days necessary to comply with such rules.

         "TRADING DAY" means:

              (i) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a full day on which the New York Stock Exchange or such other national security exchange is open for business;

              (ii) if the applicable class of securities are not suspended from trading on any national securities association or exchange or over-the-counter market at the close of business;

              (iii) if the applicable security is quoted on the Nasdaq National Market, a full day on which trades may be made thereon;

              (iv) if the applicable security is not so listed, admitted for trading or quoted, any full day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close; and

              (v) if the applicable security has traded at least once on the national securities association or exchange or over-the-counter market that is the primary market for the trading of the Common Stock;

provided that, in each case, "trading day" shall not include any days other than full trading days, shall exclude extended hours trading and shall exclude any day in which trading shall have been suspended.

         "TRADING PRICE" of a security on any date (excluding any after-hours trading as of such date) determination means:

              (i) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the New York Stock Exchange on that date;

              (ii) if such security is not so listed on the New York Stock Exchange, the closing sale price as reported on that date in the composite transactions for the principal U.S. securities exchange on which such security is listed;

              (iii) if such security is not listed on the New York Stock Exchange or any other U.S. national or regional securities exchange on that date, the closing sale price as reported on that date by the Nasdaq National Market;

              (vi) if such security is not so listed on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market on that date, the last price quoted by Interactive Data Corporation for that security on the date or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

              (v) if such security is not so quoted, the average mid-point of the last bid and ask prices for such security on that date from at least two dealers recognized as market-makers for such security selected by the Company for this purpose; or

              (vi) if such security is not so quoted, the average of the last bid and ask prices for such security on that date from a dealer engaged in the trading of such securities selected by the Company for this purpose.

         "TRADING REDEMPTION EVENT" means on any date after December 18, 2004 but prior to December 15, 2050, the Trading Price of a share of the Common Stock exceeds and has exceeded for at least 20 Trading Days within the immediately preceding 30 consecutive Trading Days, $47.97 per share, subject to adjustment as provided in Article IV.

         "TRIGGER EVENT" has the meaning given to it in Section 4.01(d).

         "TRUST" means RGA Capital Trust I.

         "TRUST AGREEMENT" means the Amended and Restated Trust Agreement of the Trust dated as of December 18, 2001, as supplemented by the First Supplemental Trust Agreement.

         "UNDERWRITERS" means Lehman Brothers Inc. and the other underwriters named in the Underwriting Agreement.

         "UNDERWRITING AGREEMENT" means the Underwriting Agreement dated December 12, 2001 among the Company, the Trust and the Underwriters.

         "UNIT" has the meaning given to it in the Recitals.

         "UNIT AGENT" has the meaning given to it in the Recitals.

         "UNIT AGREEMENT" has the meaning given to it in the Recitals.

         "UNIT REGISTER" means the register to be maintained by the Unit Agent pursuant to the Unit Agreement.

         "WARRANT" has the meaning given to it in the Recitals.

         "WARRANT AGENT" has the meaning given to it in the Preamble.

         "WARRANT CERTIFICATE" means each registered certificate (including, without limitation, the Global Warrants) issued by the Company pursuant to this Agreement evidencing a Warrant, substantially in the form of Exhibit A hereto.

         "WARRANT REDEMPTION AMOUNT" means, with respect to any Warrant as of any date, $50 less the Exercise Price calculated pursuant to clause (b) of that definition and determined as of the end of the day next preceding the Redemption Date.

         "WARRANT REGISTER" has the meaning given to it in Section 6.01(a).

         "WARRANT SHARES" means the shares of Common Stock issued upon exercise of Warrants pursuant to this Agreement.

         Section 1.02 Interpretive Provisions. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "WRITING" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to "PERSONS" include their permitted successors and assigns; and the term "INCLUDING" means "INCLUDING WITHOUT LIMITATION." All references herein to Articles, Sections, Subsections and Exhibits are references to Articles, Sections, Subsections and Exhibits contained in or attached to this Agreement unless otherwise specified, and each such Exhibit is part of the terms hereof. Any reference herein to an agreement entered into in connection with the issuance of securities contemplated therein as of the date hereof shall mean such agreement as it may be amended, modified or supplemented in accordance with its terms.

                                   ARTICLE II

           ISSUANCE OF WARRANTS, SEPARATION OF WARRANTS FROM UNITS AND
                 EXECUTION AND DELIVERY OF WARRANT CERTIFICATES

         Section 2.01 Issuance of Warrants. The Company hereby issues 4,500,000 Warrants (or up to 5,175,000 Warrants to the extent the Underwriters exercise their right to purchase additional Units, as set forth in the Underwriting Agreement) described herein, each of which evidences the right of the Holder thereof, under the terms and conditions provided for herein and in the related Warrant Certificate, to purchase the Exercise Amount (subject to adjustment as provided in Article IV) of fully paid and non-assessable shares of Common Stock at the Exercise Price. At initial issuance, each Warrant shall be issued, together with a Preferred Security, as a component of a Unit, pursuant to the Unit Agreement and this Agreement.

         Section 2.02 Separation and Rejoining of Units.

         (a) At any time after initial issuance of the Units, the Preferred Security and Warrant components of any Unit may be separated by the Holder and thereafter owned and transferred separately, subject to applicable law, and, (i) in the event of an election to exercise the Warrant component prior to the Redemption Date, (ii) in the event of an election to have Warrants redeemed upon a Redemption, (iii) in the event of an Exercise in lieu of Redemption, (iv) in the event of an election to have Preferred Securities exchanged for Debentures, pursuant to the Trust Agreement and the Indenture, and to have such Debentures then repurchased, pursuant to the Trust Agreement and the Indenture, following an exercise of Warrants other than in lieu of a Redemption or (v) upon a Change of Control, then the Preferred Security and Warrant components of any Security shall be separated from the Unit. In the event of any separation of the components of a Unit:

         (x) if such Unit is represented by a definitive unit certificate (the "DEFINITIVE UNIT CERTIFICATE"), the Holder shall present such Definitive Certificate to the Unit Agent for cancellation and the Unit Agent shall so notify the registrar for the Units and shall return the Preferred Security and Warrant components of such Unit to the Property Trustee and Warrant Agent, respectively, with an instruction for them to authenticate and countersign, as the case may be, and deliver to, or upon the instruction of, such Holder a separated Preferred Security and a separated Warrant, bearing the separate CUSIP numbers assigned to the Preferred Security and the Warrant, respectively, and

         (y) if such Unit is represented by the global unit certificate (a "GLOBAL UNIT Certificate"), the Warrant Agent shall, upon instruction from the Unit Agent, effect a corresponding increase in the Warrants, represented by Global Warrant Certificates, or otherwise comply with the Applicable Procedures to increase the amounts of Warrants represented thereby, bearing separate CUSIP numbers, and the Property Trustee shall, upon instruction from the Unit Agent, effect a corresponding increase in the Preferred Securities, represented by Global Preferred Securities, or otherwise comply with the Applicable Procedures to increase the amounts of Preferred Securities represented thereby, bearing separate CUSIP numbers.

         (b) Following a Remarketing of the Preferred Security component of a Unit, (i) if such Unit is represented by a Definitive Unit Certificate, the Holder shall present such Definitive Unit Certificate to the Unit Agent for cancellation and the Unit Agent shall so notify the Unit registrar and shall return the Preferred Security and Warrant components of such Unit to the Property Trustee and the Warrant Agent, respectively, with an instruction for them to authenticate and countersign, as the case may be, and deliver to, or upon the instruction of the Remarketing Agent a Preferred Security bearing the separate CUSIP number assigned to the Preferred Security and (ii) if such Unit is represented by the Global Unit, the Unit Agent shall, in accordance with the instructions of the Remarketing Agent, make the necessary endorsement to the "Schedule of Increases or Decreases in the Global Unit Certificate" attached to the Global Unit Certificate and otherwise comply with the Applicable Procedures to reduce the amount of Units represented thereby and shall instruct the Property Trustee to effect a corresponding increase in the Preferred Securities and the Warrants represented by global certificates bearing the separate CUSIP number. The Unit Agent shall make such other necessary endorsements to the Global Unit Certificate consistent with the terms of this Agreement to reflect the appropriate number of Securities represented thereby.

          (c) Once separated in accordance with the Unit Agreement, a Preferred Security and a Warrant may be rejoined to form a Unit, whether or not such securities were at one time components of the same Unit. In the event a holder of a Preferred Security and a Warrant desires to rejoin a Unit:

         (i) if the constituent components are represented by Definitive Unit Certificates, the holder shall present (x) the Preferred Security to the Property Trustee and (y) the Warrant to the Warrant Agent, in each case for cancellation and the Property Trustee and the Warrant Agent shall so notify the Unit Agent, who shall in turn so notify the Unit Registrar with an instruction for the Unit Registrar to countersign and deliver to, or upon the instruction of, such holder a Unit bearing the separate CUSIP number assigned to the Units, and

         (ii) if the constituent components are represented by global certificates, each of the Property Trustee and the Warrant Agent shall make the necessary endorsement to their respective global certificates or otherwise comply with the Applicable Procedures to reduce the amount of Preferred Securities and Warrants, respectively, represented thereby and shall instruct the Unit Agent to effect a corresponding increase in the Units represented by the Global Unit Certificate bearing separate CUSIP number. The Unit Agent, the Property Trustee, and the Warrant Agent shall make such other necessary endorsements to their respective global certificates consistent with the terms of this Agreement to reflect the appropriate number of Units, Preferred Securities and Warrants, as appropriate, represented thereby.

          (d) The Unit Agent is authorized to deliver such further directions to the Property Trustee, the Warrant Agent, the Exchange Agent and others, and to take such further actions as shall be necessary to effect the exchanges, separations, transfer and recreations contemplated by the Unit Agreement.

          Section 2.03 Form, Denomination and Execution of Warrant Certificates.

          (a) Each Unit will consist of one Preferred Security and one Warrant. The Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Securities evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof. Upon the execution and delivery of this Agreement, the Warrants will be issued as a component of a Unit, in definitive, fully registered and global form (the "GLOBAL UNIT CERTIFICATE"), substantially in the form given to it in Exhibit A of the Unit Agreement. In addition, Warrants issued as a component of a Unit that are subsequently separated from the Unit pursuant to the Unit Agreement shall be issued initially in the form of one or more permanent global Warrants in registered form, in substantially the form given to it in Exhibit A (a "GLOBAL WARRANT"), deposited with DTC, or the Warrant Agent, as custodian for DTC, as Depositary, duly executed by the Company and countersigned and authenticated by the Warrant Agent as hereinafter provided. The aggregate number of Warrants represented by the Global Warrant Certificates may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent, as custodian for the Depositary, as hereinafter provided.

         Each Warrant Certificate, upon issuance, shall be dated the date of its authentication and may have such letters, numbers or other identifying marks and such legends or endorsements printed, lithographed, engraved thereon or otherwise produced in any other manner, as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation, or to conform to usage, as the officer of the Company executing the same may approve (such officer's execution thereof to be conclusive evidence of such approval). Each Warrant Certificate shall evidence one or more Warrants. Upon the execution and delivery of this Agreement, the Global Warrant shall represent no outstanding Warrants, as specified in the "Schedule of Increases and Decreases in Global Warrant Certificate" attached thereto or otherwise in accordance with the Applicable Procedures, and the Global Unit Certificate shall represent 4,500,000 outstanding Warrants (or up to 5,175,000 Warrants to the extent the Underwriters exercise their option to purchase additional Units, as set forth in the Underwriting Agreement), as specified in the "Schedule of Increases and Decreases in Global Warrant Certificate" attached thereto or otherwise in accordance with the Applicable Procedures. Thereafter, each of the Global Warrant Certificate and the Global Unit Certificate shall represent such outstanding Warrants as shall be specified in the "Schedule of Exchanges and Interests in Global Warrant Certificate" or "Schedule of Exchanges and Interest in Global Unit Certificate," as the case may be, attached to such certificate or otherwise in accordance with the Applicable Procedures.

          (b) The Warrant Certificates shall be signed in the name and on behalf of the Company by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its President, any Executive Vice President, any Senior Vice President or its Treasurer, and by its Secretary or an Assistant Secretary. Such signatures may be manual or facsimile signatures of the present or any future holder of any such office and may be imprinted or otherwise reproduced on the Warrant Certificates.

          (c) No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be deemed issued or exercisable, until such Warrant Certificate has been countersigned and authenticated by the manual or facsimile signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned and authenticated has been duly issued hereunder.

          (d) In case any officer of the Company who shall have signed any Warrant Certificate either manually or by facsimile signature shall cease to be such officer before the Warrant Certificate so signed shall have been countersigned, authenticated and delivered by the Warrant Agent, such Warrant Certificate nevertheless may be countersigned, authenticated and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, although at the date of the execution of this Agreement such person was not such an officer.

          (e) Every Global Warrant, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

         THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE UNIT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO

         THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS GIVEN TO IT IN THE WARRANT AGREEMENT REFERRED TO HEREIN.

          (f) No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Warrant Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Warrant Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

          (g) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be eligible to act as a depositary under applicable law, the Company shall appoint a successor Depositary. If a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election of such Depositary shall no longer be effective and the Company will execute, and the Warrant Agent, upon receipt of a Company Order (as defined in the Trust Agreement) for the countersigning and delivery of Definitive Warrant Certificates, will authenticate and deliver, Warrants in definitive form in an aggregate number equal to the number of the Global Warrant Certificate or Certificates in exchange for such Global Warrant Certificate or Certificates.

         The Company may at any time and in its sole discretion determine that the Warrants in the form of one or more Global Warrant Certificates shall no longer be represented by such Global Warrant Certificate or Certificates. In such event the Company will execute, and the Warrant Agent, upon receipt of a Company Order for the countersigning and delivery of definitive Warrants, will countersign and deliver, Warrants in definitive form and in an aggregate number equal to the number of the Global Warrant Certificate or Certificates in exchange for such Global Warrant Certificate or Certificates.

         Section 2.04 Issuance and Delivery of Warrant Certificates. (a) Upon the execution and delivery of this Agreement, the Company shall deliver one or more Global Warrant Certificates executed by the Company to the Warrant Agent for countersignature and authentication. Thereupon, the Warrant Agent shall countersign such Warrant Certificates and deliver the same to DTC or the Warrant Agent, as custodian for DTC. Subsequent to the original issuance, the Warrant Agent shall countersign and authenticate new Warrant Certificates only if such Warrant Certificates are issued in exchange or substitution for one or more previously countersigned and authenticated Warrant Certificates or in connection with their transfer, as hereinafter provided.

         (b) Temporary Warrant Certificates. Pending the preparation of Definitive Warrants, the Company may execute, and upon the order of the Company the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the Definitive Warrants in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing such Warrant Certificates may determine, as evidenced by such officer's execution of such Warrant Certificates.


         If temporary Warrant Certificates are issued, the Company will cause Definitive Warrants to be prepared without unreasonable delay. After the preparation of Definitive Warrants, the temporary Warrant Certificates shall be exchangeable for Definitive Warrants upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent, without charge to the Holder thereof. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute and the Warrant Agent shall countersign and authenticate and deliver in exchange therefor Definitive Warrants representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as Definitive Warrants.

         Section 2.05 Lost, Stolen, Destroyed or Mutilated Warrant Certificates. If any mutilated Warrant Certificate is surrendered to the Warrant Agent, the Company shall execute and deliver to the Warrant Agent, and the Warrant Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Warrant Certificate, evidencing the same number of Warrants and bearing a Warrant Certificate number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Warrant Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any Warrant Agent of any of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Warrant Agent, and the Warrant Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate, evidencing the same number of Warrants and bearing a Warrant Certificate number not contemporaneously outstanding.

     Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Warrant Agent, and the Warrant Agent shall not be obligated to authenticate and deliver to the Holder, a Warrant Certificate on or after the Business Day immediately preceding the Expiration Date. In lieu of delivery of a new Warrant Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Warrant Agent shall deliver the consideration to be received on such Expiration Date (which may be (i) shares of Common Stock issuable in respect of the exercise of Warrants pursuant to the Warrant Agreement or (ii) the Warrant Redemption Amount receivable upon a Redemption of such Warrants pursuant to this Agreement.

     Upon the issuance of any new Warrant Certificate under this Section, the Company and the Warrant Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.

     Every new Warrant Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Warrant evidenced thereby, whether or not the destroyed, lost or stolen Warrant Certificate (and the Warrants evidenced thereby) shall be at any time enforceable by the Holder, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Warrant Certificates delivered hereunder.

              The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

              Section 2.06 Payment of Certain Taxes. The Company shall pay all stamp and other duties, if any, to which this Agreement or the original issuance of the Warrants or Warrant Certificates may be subject under the laws of the United States of America or any state or locality.

              Section 2.07 Holders of Warrants; Rights of Holders. (a) At any time that a Warrant is held as a component of a Unit, the Company shall, or shall cause the Unit Registrar to, make available to the Warrant Agent at all times such information as to holders of Units as may be necessary to keep the Warrant Register up to date.

              (b) No Warrant or Warrant Certificate shall entitle the Holder thereof to any of the rights, preferences and privileges of a holder of Common Stock, including without limitation any dividend, voting, redemption, conversion, exchange or liquidation rights.

              (c) Any Holder may, without the consent of the Warrant Agent, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise its Warrants as provided in the related Warrant Certificates and this Agreement.

                                  ARTICLE III

                        DURATION AND EXERCISE OF WARRANTS

          Section 3.01 Duration of Warrants. (a) Each Warrant shall be exercisable on any date prior to the Expiration Date by the Holder thereof at the applicable Exercise Price for such date, provided that the Exercise Conditions are met as of such date. Each Warrant that is not exercised at or before 5:00 p.m., New York City time, on its Expiration Date shall, except as provided in paragraph (b) of this Section 3.01, become void, and all rights of the Holder of such Warrant under the related Warrant Certificate and under this Agreement shall cease.

          (b) Notwithstanding Section 3.01(a), the Expiration Date of December 15, 2050 will be extended if, during the 90 days immediately preceding the scheduled Expiration Date, the Company:

              (i) was required to but did not maintain an effective registration statement under the Securities Act with respect to the issuance and sale by the Company of the maximum number of shares of Common Stock underlying the Warrants;

              (ii) did not maintain the registration or qualification of the shares of Common Stock underlying the Warrants under the applicable state securities laws; or

              (iii) was required to but did not deliver a then current prospectus to exercising Holders of the Warrants.

          In any of those events, the Expiration Date will be extended to the first date after December 15, 2050 after which the Company has for a 90-day period (1) maintained such registration statement effective under the Securities Act, (2) maintained such registration or qualification under the applicable state securities laws and (3) delivered a then current prospectus to exercising Holders of the Warrants.

          Section 3.02 Exercise of Warrants. (a) Subject to Section 5.01 and
Article IV, the Holder of a Warrant shall have the right at any time, prior to the Expiration Date, at such Holder's option, to exercise such Warrant and purchase the Exercise Amount of Common Stock at the Exercise Price. A Warrant may be exercised by giving notice to the Warrant Agent no later than 5:00 p.m., New York City time, on the Business Day preceding the proposed date of exercise of such Warrant, separating the Warrant from a Unit, if part of such Unit and completing the form of election to purchase set forth on the reverse side of such Warrant Certificate and otherwise complying with Applicable Procedures, and delivering the same, together with the related Warrant Certificate (in the case of Definitive Warrants), to the Warrant Agent no later than 5:00 p.m., New York City time, on the date of such exercise, together with a Cash Payment, unless, in accordance with Section 5.01(a)(iii), a Remarketing Payment is to be made to satisfy in full the payment of the Exercise Price for such Warrant. In no event may a Holder satisfy its obligation to pay the Exercise Price by tendering Preferred Securities.

          (b) On the date of exercise of a Warrant, the Company shall issue, and the Warrant Agent shall deliver, to or upon the order of the Holder of such Warrant, the number of Warrant Shares equal to the Exercise Amount of Common Stock to which such Holder is entitled, registered in such name or names as may be directed by such Holder. The date on which such Warrant Certificate and Cash Payment are received by the Warrant Agent shall be deemed to be the date on which the related Warrant is exercised and the related Common Stock is issued. Notwithstanding anything to the contrary in this paragraph (b), (i) no fractional shares of Common Stock shall be issued by the Company upon the exercise of any Warrant, (ii) if more than one Warrant shall be exercised at the same time by the same Holder, the number of Warrant Shares issuable in connection with such exercise shall be computed on the basis of the aggregate Exercise Amount of the Warrants so exercised and (iii) on the date a Holder exercises such Holder's Warrant, the Company shall pay such Holder an amount in cash equal to the then-current Market Price (multiplied by the related fraction) of Common Stock for such fractional shares, computed to the nearest whole cent.

          (c) If fewer than all of the Warrants evidenced by a Definitive Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall countersign and deliver, a new Definitive Warrant Certificate evidencing the number of Warrants remaining unexercised.

          (d) The Warrant Agent shall deposit all funds received by it in connection with a Cash Payment of the Exercise Price into the account of the Company maintained with it for such purpose by notice in writing to the Warrant Agent, and shall notify the Company by telephone by 5:00 p.m., New York City time, of each day on which a Cash Payment of the Exercise Price for Warrants is so deposited of the amount of such deposit into its account. The Warrant Agent shall promptly confirm such notice in writing to the Company.

          (e) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Warrants exercised as provided herein, (ii) the instructions of each Holder with respect to delivery of the Common Stock to which such Holder is entitled upon such exercise and
(iii) such other information as the Company shall reasonably require. Such notice may be given by telephone to be promptly confirmed in writing. In connection with any such exercise, to the extent the Company furnishes the Warrant Agent with copies of a then-current prospectus relating to the Warrant Shares, the Warrant Agent, upon such notice of exercise shall, at the expense of the Company deliver the same to the exercising holder, unless previously furnished.

          (f) The Company shall pay all documentary stamp taxes attributable to the initial issuance of Warrants or to the issuance of Common Stock to the registered Holder of such Warrants upon exercise thereof; provided, however, that such Holder, and not the Company, shall be required to pay any stamp or other tax or other governmental charge that may be imposed in connection with any transfer of the Warrants or involved in the issuance of the Common Stock; and in the event that any such transfer is involved, the Company shall not be required to issue any Common Stock (and such Holder's purchase of the Warrant Shares shall not be deemed to have been consummated) until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                                   ARTICLE IV

                            ANTI-DILUTION PROVISIONS

          Section 4.01 Warrant Adjustments. The Exercise Amount shall be subject to adjustments, calculated by the Company, from time to time as follows:

          (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Exercise Amount in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by multiplying such Exercise Amount by a fraction,

              (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the total number of shares constituting such dividend or other distribution, and

              (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination.

         Such increase shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this paragraph (a) is declared but not so paid or made, the Exercise Amount shall again be adjusted to the Exercise Amount which would then be in effect if such dividend or distribution had not been declared.

          (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Amount in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (c) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in paragraph (d) below) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Market Price on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Exercise Amount shall be adjusted so that the same shall equal the amount determined by multiplying the Exercise Amount in effect at the opening of business on the date after such Record Date by a fraction:

              (i) the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible), and

              (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Market Price.

     Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Exercise Amount shall be readjusted to the Exercise Amount which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Exercise Amount shall again be adjusted to be the Exercise Amount which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

         (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which paragraph (a) above applies) or evidence of its indebtedness, cash or other assets, including securities (including the capital stock of its subsidiaries), but excluding (i) any rights or warrants referred to in paragraph (c) above, (ii) any stock, securities or other property or assets (including cash) distributed in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 4.02 hereof applies and (iii) dividends and distributions paid exclusively in cash, then, in each such case, subject to the second succeeding paragraph of this paragraph
(d), the Exercise Amount shall be increased so that the same shall be equal to the amount determined by multiplying the Exercise Amount in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

              (i) the numerator of which shall be the Market Price on such date plus the Fair Market Value on such date of the portion of the capital stock, indebtedness, cash or other assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date), and

              (ii) the denominator of which shall be such Market Price.

     Such increase shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then Fair Market Value of the portion of the capital stock, indebtedness, cash or other assets so distributed applicable to one share of Common Stock is equal to or greater than the Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon exercise of a Warrant the amount of securities such Holder would have received had such Holder exercised such Warrant immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Exercise Amount shall again be adjusted to be the Exercise Amount which would then be in effect if such dividend or distribution had not been declared.

     If the Board of Directors determines the Fair Market Value of any distribution for purposes of this paragraph (d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "REFERENCE PERIOD") used in computing the Market Price to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

         In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's subsidiaries (a "SPIN-OFF"), the Fair Market Value of the securities to be distributed shall equal the average of Trading Prices of those securities for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off, and the then current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the then current Market Price shall mean the Trading Price for the Common Stock on the same Trading Day.

     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"):

         (1) are deemed to be transferred with such shares of Common Stock;

         (2) are not exercisable; and

         (3) are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed for purposes of this paragraph (d) (and no adjustment to the Exercise Amount under this paragraph (d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Exercise Amount under this paragraph (d):

              (x) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Amount shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and

              (y) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Exercise Amount shall be readjusted as if such rights and warrants had never been issued.

     For purposes of this paragraph (d) and paragraphs (a), (b) and (c), any dividend or distribution to which this paragraph (d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which paragraph (b) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which paragraph (c) applies (or any combination thereof), shall be deemed instead to be:

              (I) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which paragraphs (a), (b) and (c) above apply, respectively (and any Exercise Amount increase required by this paragraph (d) with respect to such dividend or distribution shall then be made), immediately followed by,

              (II) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Exercise Amount increase required by paragraphs (a), (b) and
         (c) with respect to such dividend or distribution shall then be made), except:

                  (A) the Record Date of such dividend or distribution shall be substituted as (x) "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution," "Record Date fixed for such determinations" and "Record Date" within the meaning of paragraph (a) above, (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of paragraph (b) above, and (z) as "the date fixed for the determination of shareholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of paragraph (c) above, and

                  (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) above and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

         (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 4.02 hereof applies or as part of a distribution referred to in paragraph (d) hereof), in an aggregate amount that, combined together with:

                  (i) the aggregate amount of any other such distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this paragraph (e) has been made, and

                  (ii) the aggregate of any cash plus the Fair Market Value of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to paragraph (f) below has been made, exceeds 10% of the product of the Market Price on the Record Date with respect to such distribution multiplied by the number of shares of Common Stock outstanding on such date, then and in each such case, immediately after the close of business on such date, the Exercise Amount shall be increased so that the same shall equal the amount determined by multiplying the Exercise Amount in effect immediately prior to the close of business on such Record Date by a fraction:

              (i) the numerator of which shall be equal to the Market Price on such Record Date, and

              (ii) the denominator of which shall be equal to the Market Price on such Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such Record Date.

         However, in the event that the then Fair Market Value of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon exercise of a Warrant the amount of cash such Holder would have received had such Holder exercised such Warrant immediately prior to such

Record Date. In the event that such dividend or distribution is not so paid or made, the Exercise Amount shall again be adjusted to be the Exercise Amount which would then be in effect if such dividend or distribution had not been declared.

         (f) In case a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a Fair Market Value that combined together with:

              (i) the aggregate of the cash plus the Fair Market Value, as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (f) has been made, and

              (ii) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (e) has been made, exceeds 10% of the product of the Market Price as of the last time (the "TENDER EXPIRATION TIME") tenders could have been made pursuant to such tender offer (as it may be amended) multiplied by the number of shares of Common Stock outstanding (including any tendered shares) on the Tender Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Tender Expiration Time, the Exercise Amount shall be adjusted so that the same shall equal the amount determined by multiplying the Exercise Amount in effect immediately prior to close of business on the date of the Tender Expiration Time by a fraction:

                  (A) the numerator of which shall be the sum of (x) the Fair
              Market Value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Tender Expiration Time and the Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, and

                  (B) the denominator shall be the number of shares of Common
              Stock outstanding (including any Purchased Shares) at the Tender Expiration Time multiplied by the Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time.

         Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Tender Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exercise Amount shall again be adjusted to be the Exercise Amount which would then be in effect if such tender offer had not been made. If the application of this paragraph (f) to any tender offer would result in a decrease in the Exercise Amount, no adjustment shall be made for such tender offer under this paragraph (f).

         (g) Notwithstanding the foregoing, whenever adjustments to the Exercise Amount are called for pursuant to this Section 4.01, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of this Section 4.01 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

         (h) The Company may make such reductions in the Exercise Price as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         (i) To the extent permitted by applicable law, the Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and given to it in a Board Resolution. Whenever the Exercise Price is reduced pursuant to the preceding sentence, the Company shall mail to the Warrant Agent and each Holder at the address of such Holder as it appears in the Warrant Register a notice of the reduction at least 15 days prior to the date the reduced Exercise Price takes effect, and such notice shall state the reduced Exercise Price and the period during which it will be in effect. Failure to give such notice shall not affect the legality or validity of such reduction.

         (j) Notwithstanding anything to the contrary in this Section 4.01, no adjustment in the Exercise Amount or the Trading Price set forth in the definition of Trading Redemption Event of Common Stock in connection with a Redemption shall be required unless such adjustment would require an increase or decrease of at least 1% in such amount or the adjusted Trading Price in the definition of Trading Redemption Event; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value, or from par value to no par value, of the Common Stock.

         (k) In any case in which this Section provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to any Holder of a Warrant exercised after such Record Date and before the occurrence of such event the additional shares of Warrant Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Warrant Shares issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 3.02(b) hereof.

         (l) For purposes of this Section, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (m) If the distribution date for the rights provided in the Company's rights agreement, if any, occurs prior to the date a Warrant is exercised, the Holder who exercises such Warrant after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the date of exercise) to the shares of Common Stock received upon such exercise; provided, however, that an adjustment shall be made to the Exercise Amount pursuant to paragraph (d) above as if the rights were being distributed to the common shareholders of the Company immediately prior to such exercise. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Exercise Amount, on an equitable basis, to take account of such event.

         Section 4.02 Merger, Consolidation, Sale, Transfer or Conveyance.

         (a) If any of following events occur, namely:

              (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) as a result of which holders of Common Stock shall be entitled to receive Capital Stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock,

              (ii) any merger, consolidation, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or

              (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an amendment to this Agreement pursuant to
Section 9.01 providing that the Warrants shall, upon exercise, entitle the Holder thereof to the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Warrants been exercised immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such amendment shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
IV. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such amendment shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

     The Company shall cause notice of the execution of such amendment to be mailed to each Holder, at the address of such Holder as it appears on the Warrant Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment.

     The above provisions of this Section shall similarly apply to successive reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

     If this Section 4.02 applies to any event or occurrence, Section 4.01 hereof shall not apply.

         Section 4.03 Other Events. (a) If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly and adequately protect the rights of the Holders of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in their good faith opinion, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing the Exercise Amount of any Warrant.

         (b) In addition, in the event that any event specified or contemplated by Section 4.01 or 4.02 shall have occurred, the Company shall adjust the market prices set forth in the definition of "Trading Redemption Event" and shall make such further and related adjustments in the application of such provisions in accordance with the essential intent and principles of such provisions, as shall be reasonable necessary, in the good faith opinion of the Board of Directors, to effect such intent and principles.

         Section 4.04 Notice of Adjustment. Whenever the Exercise Amount is adjusted as herein provided (other than in the case of an adjustment pursuant to Section 4.01(i) for which the notice required by such paragraph has been provided) and/or the Trading Prices set forth in the definition of "Trading Redemption Event" is adjusted as herein provided, the Company shall promptly file with the Warrant Agent an Officers' Certificate setting forth such adjusted Exercise Amount and such adjusted Trading Prices in such definition, as the case may be, and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice stating that the Exercise Amount and/or the Trading Prices of the definition of "Trading Redemption Event", as the case may be, has been adjusted and setting forth such adjusted Exercise Amount and/or such adjusted Trading Prices on the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Warrant Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

         Section 4.05 Notice of Certain Transactions. In case, at any time after the date hereof:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

         (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

         (c) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

         (d) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company,

then the Company shall cause to be filed at the corporate trust office of the Warrant Agent, and shall cause notice to be provided to the Warrant Agent and all Holders in accordance with Section 9.02 hereof, at least 20 days (or 10 days in any case specified in paragraph (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

              (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

              (ii) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up.

         Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (a) through (d) of this Section.

         Section 4.06 Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Amount as is stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or authenticated, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                   ARTICLE V

                             REDEMPTION OF WARRANTS

         Section 5.01 Optional Redemption Right.

         (a) Optional Redemption Rights.

              (i) If the Company has satisfied in full the Redemption Conditions (which in the case of the applicable Optional Redemption Event shall not have occurred more than ten Business Days prior to the Company's election), the Company may elect to redeem the Warrants on the Redemption Date, in whole but not in part, at its option, (subject to the conditions contained in Section 5.02(a)(ii)) for cash, with Common Stock or a combination of cash and Common Stock in an amount equal to the Warrant Redemption Amount in accordance with Section 5.02.

              (ii) A Holder (1) may elect to exercise a Warrant in lieu of Redemption, if (A) such Warrant is held as a component of a Unit, by notice given to the Warrant Agent and the Unit Agent in accordance with the Unit Agreement or (B) such Warrant is not held as a component of a Unit, by notice given to the Warrant Agent, in each case prior to 5:00 p.m., New York City time, on the Business Day prior to the Redemption Date. In the absence of an election to exercise a Warrant in lieu of a Redemption, a Holder will be deemed to have elected to have its Warrants redeemed on the Redemption Date.

              (iii) If a Holder elects to exercise a Warrant pursuant to paragraph (ii) above, then such Holder shall tender the Exercise Price for such Warrant as a Cash Payment, and shall follow the applicable procedures set forth in Section 3.02; provided, however, that if (1) such Warrant is, on the Remarketing Date, held as a component of a Unit, (2) such Holder has not opted out of participating in the Remarketing and (3) a Successful Remarketing shall have occurred, then the Exercise Price of such Warrant shall be deemed to have been paid in full by a Remarketing Payment, and the Property Trustee will, in connection with such Remarketing Payment, apply the proceeds of the Remarketing of the related Preferred Security in accordance with the terms of the Remarketing Agreement and the Unit Agreement.

              (iv) Any Warrant redeemed or exercised pursuant to the provisions of this Agreement shall, upon such redemption or exercise, cease to be outstanding.

              (v) If a Redemption cannot occur because of an inability to satisfy the Redemption Conditions, the Company shall promptly notify the Warrant Agent and each Holder (at its address specified in the Warrant Register) thereof. Such event shall not constitute a default under this Agreement, so long as the Company is exercising its best efforts to satisfy clauses (i), (iii) and (iv) of the Redemption Conditions and to comply with the other provisions of this Agreement (including the provisions of Article VIII hereof), the Company may, under such circumstances, subsequently seek to remarket the Preferred Securities and contemporaneously redeem the Warrants. If the Company exercises its optional redemption right as set forth in Section 5.01(a), then it shall be required to cause a Remarketing pursuant to the Trust Agreement contemporaneously with such Redemption.

              (vi) In the event of a Failed Remarketing: (1) the Warrants will still be redeemed for cash, common stock or a combination thereof (as applicable) in an amount equal to the Warrant Redemption Amount on the Redemption Date and (2) Holders of Warrants who have elected to exercise their Warrants (which final date for election will occur after the Remarketing Date) will be obligated to tender the applicable Exercise Price in cash.

         Section 5.02 Redemption Procedures for Optional Redemption.

         (a) If the Redemption Conditions have been satisfied to the extent then applicable, and the Company elects to redeem Warrants pursuant to Section 5.01, then the Company shall comply with the following procedures:

              (i) The Company shall select a Redemption Date, which shall also be the Remarketing Settlement Date, that is not less than six nor more than 40 Business Days after the date the Notice of Redemption is furnished to the Holders.

              (ii) As long as the Units and Warrants are evidenced by one or more global certificates deposited with the Depositary, the Company shall request, not less than six Business Days nor more than 20 Business Days (subject to any TO Extension) prior to the Redemption Date, that the Depositary notify its participants holding Units or Warrants of the Redemption and the related Remarketing.

              (iii) At the same time that the Company gives notice of its election to redeem the Warrants, it shall also give notice to holders of the Units and the Preferred Securities, the Property Trustee and the Remarketing Agent that it shall contemporaneously effect the Remarketing.

              (iv) If the Company has elected to pay all or a portion of the Warrant Redemption Amount under an Optional Redemption in shares of its Common Stock, the Company shall have delivered an Opinion of Counsel to the Warrant Agent that such shares have been duly authorized, validly issued and are fully paid and nonassessable.

              (v) For purposes of determining the number of shares of Common Stock to pay the Warrant Redemption Amount, the value of each share of Common Stock shall be deemed to have a value equal to the average of the Trading Prices of the Common Stock for the five Trading Days ending immediately prior to the Redemption Date.

              (vi) By 12:00 noon, New York City time on the Redemption Date, the Company shall: (A) if the Warrants are represented by Global Warrant Certificates, irrevocably deposit with DTC money in immediately available funds or shares of its Common Stock or combination thereof, in each case, sufficient to pay the Warrant Redemption Amount on the Redemption Date for such Warrants and (B) if any Warrants are not represented by Global Warrant Certificates, the Company shall irrevocably deposit with the Warrant Agent money in immediately available funds, or shares of its Common Stock or combination thereof, in each case, sufficient to pay the applicable Warrant Redemption Amount on the Redemption Date and shall give the Warrant Agent irrevocable instructions and authority to pay the Warrant Redemption Amount to the related Holders upon surrender of the related Warrant Certificates on the Redemption Date; provided, however, that, in the case of clauses (A) and (B) above, the Company shall not be required to deposit or cause to be paid the Warrant Redemption Amount with respect to those Warrants held by persons electing to exercise their Warrants, if any, in lieu of Redemption, pursuant to Section 5.01. On the Redemption Date, the Warrant Agent shall then cause such funds or shares of Common Stock to be paid to the Holders of the Warrants being redeemed in accordance with this Section.

              (vii) If any Warrant delivered for redemption shall not be so redeemed by payment to the Holders thereof on the Redemption Date, the Holders thereof shall be entitled to receive distributions on the Warrant Redemption Amount at the Distribution Rate borne by the Preferred Securities from the Redemption Date to but not including the actual date of redemption, and each such Security shall remain exercisable into shares of Common Stock pursuant to Section 3.01 until such Warrant shall have been so redeemed by payment of the Warrant Redemption Amount.

         (b) The Company shall cause a written notice of its election to optionally redeem the Warrants pursuant to Section 5.01:

              (i) to be furnished to the Unit and Warrant holders within ten Business Days of the Optional Redemption Event; and

              (ii) to be published in The Wall Street Journal or a newspaper of general circulation in New York City, New York and, at its option, Bloomberg.com or another similar online data service, no less than six Business Days nor more than 20 Business Days (subject to any TO Extension) prior to the Redemption Date; and

              (iii) to contain the following information:

                  (1) the intended Redemption Date;

                  (2) the Warrant Redemption Amount;

                  (3) the Exercise Price in lieu of a redemption as in effect on the Redemption Date;

                  (4) whether the Warrant Redemption Amount will be paid in
                      cash, Common Stock or a combination thereof and, if any portion thereof is to be paid in Common Stock, the method of calculating the number of such shares that represent the applicable portion of the Warrant Redemption Amount;

                  (5) the place or places where such Securities are to be
                      surrendered for payment of the Warrant Redemption Amount; and

                  (6) the CUSIP number of the Warrants.

         (c) Effect of Redemption, Etc. If notice of redemption shall have been given and consideration deposited or paid as required hereby, then, immediately prior to 5:00 p.m., New York City time, on the Redemption Date, all rights of Holders shall cease, except the right of Holders to receive the Warrant Redemption Amount (or Common Stock if the related Holder elected to exercise such Holder's Warrant on or prior to 5:00 p.m., New York City time, on the Redemption Date), and the Warrants shall cease to be outstanding.

         Section 5.03 Change of Control Redemption Right.

         (a) Change of Control Redemption Right. If a Change of Control occurs, each Holder shall have the right (a "CHANGE OF CONTROL REDEMPTION RIGHT") to require the Company to redeem such Holder's Warrants (a "CHANGE OF CONTROL REDEMPTION") on the date that is 45 days (or, if not a Business Day, the next Business Day after such date, subject to extension, as described in clause
(b)(iii)(E) below) after the Change of Control Notice Date (the "CHANGE OF CONTROL REDEMPTION DATE"), at a redemption price equal to the Warrant Redemption Amount determined as of such Change of Control Redemption Date payable, at the option of the Company, in cash, with Common Stock or a combination of cash and Common Stock as set forth below.

         (b) Redemption Procedures for Change of Control Redemption.

              (i) Within 30 days after the date of occurrence of a Change of Control, the Company shall give written notice (the date of such notice, the "(the "CHANGE OF CONTROL NOTICE DATE") to each Holder and the Warrant Agent:

                  (A) to be published in The Wall Street Journal or a newspaper of general circulation in New York City, New York and, at its option, Bloomberg.com or another online data service, and in each case, at least five Business Days prior to the Change of Control Redemption Date; and

                  (B) to contain the following information:

                         (1) information sufficient to describe briefly the
                      transaction that constituted the Change of Control and the resulting Change of Control Redemption Right;

                         (2) the intended Change of Control Redemption Date;

                         (3) the Warrant Redemption Amount;

                         (4) whether the Warrant Redemption Amount will be paid
                      in cash, Common Stock or a combination thereof, and, if any shares of Common Stock are to be used to pay that amount, the number of such shares to be used and the method of calculating the number of such shares that represent the applicable portion of the Warrant
                      Redemption Amount to be paid by such shares (including the estimated dollar value of such shares);

                         (5) the place or places where such Securities are to be
                      surrendered for payment of the Warrant Redemption Amount; and

                         (6) the CUSIP number of the Warrants.

              (ii) To exercise such Change of Control Redemption Right, a Holder shall deliver, on or prior to the 30th day after the Change of Control Notice Date, irrevocable written notice to the Warrant Agent of such Holder's election to exercise such Change of Control Redemption Right and the number of Warrants to be so redeemed.

              (iii) If the Company elects to pay all or a portion of the Warrant Redemption Amount under a Change of Control Redemption in shares of its Common Stock:

                  (A) in the case of a Change of Control (x) resulting from, or including, a tender offer for Common Stock or (y) under clause
              (iv) of the definition of "Change of Control" only, the percentage of consideration paid in cash to redeem any Warrant a Holder has elected to have redeemed must be at least equal, on a pro rata basis, to the cash portion of the consideration received by a majority of the holders of the Company's shareholders (other than the MetLife Group, as defined in the definition of "Change of Control") for each share of Common Stock in such Change of Control transaction;

                  (B) except for the amount of cash required to be paid in
              accordance with clause (A) above, the consideration to be paid to redeem any warrant in a Change of Control transaction may be paid in Common Stock;

                  (C) the shares of Common Stock received by Holders must be issued by the Company and not any successor and the Company must use its best efforts to cause such shares to be listed for trading on a national securities exchange or the Nasdaq National Market;

                  (D) the Company shall have delivered an Opinion of Counsel to the Warrant Agent that such shares have been duly authorized, validly issued and are fully paid and nonassessable; and

                  (E) if the Company elects to pay all or a portion of the
              Warrant Redemption Amount in connection with a Change of Control in Common Stock, and to issue such Common Stock, the Company must comply with the registration provisions of the Securities Act of 1933 or state securities laws, then the Company will use its best efforts to comply with the registration provisions of the Securities Act of 1933 and any applicable state securities laws; provided that, in such event, the Change of Control Redemption Date shall be extended until the date which is not later than ten days (or if later, as soon as reasonably practicable following the first date on which such Redemption Date can occur in compliance with applicable law) after the Common Stock is registered; and provided further, that until the is so registered, the Company shall not be obligated to pay the Warrant Redemption Amount.

              For purposes of determining the number of shares of Common Stock to pay the Warrant Redemption Amount, the value of each share of Common Stock shall be deemed to have a value equal to the average of the Trading Prices of the Common Stock for the five Trading Days ending immediately prior to the Change of Control Redemption Date.

              (iv) In connection with a Change of Control Redemption, not less than three Business Days prior to the Change of Control Redemption
         Date:

                  (A) if the Warrants to be redeemed are represented by a Global
              Certificate, the Warrant Agent shall make the necessary endorsement to the "Schedule of Increases or Decreases in Global Certificate" attached to the Global Certificate to reduce the amount of Warrants represented thereby;

                  (B) if the Warrants to be redeemed are Definitive Warrants, the Holder of such Definitive Warrants shall present the related Warrant Certificate to the Warrant Agent for cancellation in accordance with Section 6.04; and

                  (C) if the Warrants to be redeemed are components of Units which are represented by a Global Unit Certificate, the Warrant Agent shall instruct the Agent to make the necessary endorsement to the "Schedule of Increases or Decreases in Global Unit Certificate" attached to the Global Unit Certificate to reduce the amount of Warrants represented thereby.

                  (D) On the Change of Control Redemption Date, the Company
              shall redeem the related Warrants at the Warrant Redemption Amount on such date in accordance with the procedures for Redemption given to it in Section 5.03(a).

                  (E) The Company shall comply with the requirements of the
              Exchange Act and any other applicable securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with any redemption of the Warrants by the Company pursuant to this Section 5.03.

                                   ARTICLE VI

                        EXCHANGE AND TRANSFER OF WARRANTS

         Section 6.01 Warrant Register; Exchange and Transfer of Warrants.

         (a) The Warrant Agent shall maintain, at its corporate trust office, a register (the "WARRANT REGISTER") in which, upon the issuance of the Warrants, and subject to such reasonable regulations as the Warrant Agent may prescribe, it shall register Warrant Certificates and exchanges and transfers thereof (including in connection with any change by a Holder from holding a Warrant pursuant to the Unit Agreement to not holding such Warrant pursuant to the Unit Agreement). The Warrant Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

         (b) The Warrant Certificates shall be issued in registered form only and shall be transferable only upon surrender thereof for registration of transfer. Subject to the provisions of this Agreement, when a Warrant Certificate is presented to the Warrant Agent with a request to register a transfer thereof, the Warrant Agent shall register such transfer as requested.

         (c) Except as provided in the following sentence, upon surrender at the corporate trust office of the Warrant Agent, Warrant Certificates may be exchanged for one or more other Warrant Certificates evidencing the same aggregate number of Warrants of the same title, or may be transferred in whole or in part. A Warrant Certificate evidencing Warrants that are then held pursuant to the Unit Agreement may be exchanged or transferred prior to the date such Warrant is not held as a component of a Unit only pursuant to and in accordance with the Unit Agreement. A transfer shall be registered upon surrender of a Warrant Certificate to the Warrant Agent at its corporate trust office for transfer, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (a) a bank or trust company, (b) a broker or dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD") or (c) a member of a national securities exchange. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee. In connection with any such transfer, to the extent the Company furnishes the Warrant Agent with copies of a then-current prospectus relating to the Warrant Shares, the Warrant Agent shall, if so instructed by the Company, deliver, at the expense of the Company, the same to any transferee of Warrants. Whenever a Warrant Certificate is surrendered for exchange or transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver to the person or persons entitled thereto, one or more Warrant Certificates, as so requested. The Warrant Agent shall not be required to effect any exchange or transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant. All Warrant Certificates issued upon any exchange or transfer of a Warrant Certificate shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange or transfer. No service charge shall be made for any exchange or transfer of Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or transfer, in accordance with Section 3.02(f) hereof.

         Notwithstanding the foregoing, the Company and the Trust shall not be obligated to execute and deliver to the Agent, and the Warrant Agent shall not be obligated to authenticate and deliver any Warrant Certificate in exchange for any other Warrant Certificate presented or surrendered for registration or transfer or for exchange on or after the Business Day immediately preceding the Expiration Date or Redemption Date, as the case may be. In lieu of delivery of a new Warrant Certificate, upon satisfaction of the applicable conditions specified above in this

Section and receipt of appropriate registration or transfer instructions from such Holder, the Warrant Agent shall deliver the consideration received on such Expiration Date or Redemption Date, as the case may be (which may be shares of Common Stock issuable in respect of the exercise of Warrants forming a part of the Units evidenced by such other Certificate, Warrant Redemption Amount receivable upon a redemption of such Warrants or Remarketing Proceeds receivable upon a contemporaneous Remarketing of the Preferred Securities forming a part of the Units evidenced by such other Certificate), subject to the applicable conditions and in accordance with the applicable provisions of Article V hereof.

         (d) As noted in Section 2.02, the Global Warrant Certificate shall represent such of the outstanding Warrants as shall be specified in the "Schedule of Increases and Decreases of Global Warrant Certificate" attached thereto or otherwise in accordance with the Applicable Procedures, initially equal to zero Warrants. At any time after issuance, the Preferred Security and Warrant components of any Unit may be transferred separately. The Warrant Agent shall make such other necessary endorsements to the Global Warrant Certificate, or follow other Applicable Procedures, consistent with the terms of this agreement to reflect the appropriate number of Warrants represented thereby.

     Once not held pursuant to the Unit Agreement, the Preferred Security and Warrant components of a Unit may at a later time be held pursuant to the Unit Agreement. In the event a holder of a Preferred Security and a Holder of a Warrant desire to cause such Preferred Security and Warrant to once again be held pursuant to the Unit Agreement, (i) if the constituent components are represented by definitive certificates, the holder shall present (x) the Preferred Security to the Property Trustee and (y) the Definitive Warrant Certificate to the Warrant Agent, in each case for cancellation and the Property Trustee and the Warrant Agent shall so notify the Unit Agent, who shall in turn so notify the Unit Registrar with an instruction for the Unit Registrar to countersign and deliver to, or upon the instruction of, such holder a Unit bearing the separate "CUSIP" number assigned to the Units and (ii) if the constituent components are represented by global certificates, each of the Property Trustee and the Warrant Agent shall make the necessary endorsement to their respective global certificates or otherwise comply with the Applicable Procedures to reduce the amount of Preferred Securities and Warrants, respectively, represented thereby and shall instruct the Unit Agent to effect a corresponding increase in the Units represented by the Global Unit Certificate bearing a separate "CUSIP" number. The Warrant Agent shall make such other necessary endorsements to the Global Warrant Certificate consistent with the terms of this Agreement to reflect the appropriate number.

         Section 6.02 Transfer Provisions.

         (a) Upon any exchange or transfer of all or a portion of any Global Warrant Certificate for a certificated Warrant, the Global Warrant Certificate will be marked to reflect the reduction of its number by the aggregate number of such certificated Warrants

         (b) The Registrar shall retain for at least ten years copies of all letters, notices and other written communications received pursuant to this
Section 6.01. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         (c) Notwithstanding any other provisions of this Section, unless and until it is exchanged in whole or in part for new Global Warrant Certificates or Definitive Warrant Certificates, the Global Warrant Certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary. Interests of beneficial owners in the Global Warrant Certificate may be transferred in accordance with the rules and procedures of DTC. Members of, or participants in, DTC ("PARTICIPANTS") shall have no rights under this Agreement with respect to the Global Warrant Certificate held on their behalf by DTC or the Warrant Agent as its custodian, and DTC may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC, or impair, as between DTC and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Warrants. The registered Holder of the Global Warrant Certificate may grant proxies and otherwise authorize any person, including Participants and persons that may hold interest through Participants, to take any action which a Holder is entitled to take under this Agreement or the Warrants.

     If DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Warrant Certificate, or if at any time DTC shall no longer be eligible under the next sentence of this paragraph, the Company shall appoint a successor depositary with respect to the Warrants. Each depositary appointed pursuant to this Section shall, at the time of its appointment and at all times while it serves as depositary, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation. The Company shall execute, and the Warrant Agent, upon receipt of written instructions from the Company, shall countersign and deliver, Warrants in definitive registered form in any authorized denominations, in an aggregate amount equal to the amount of the Global Warrant Certificate or Certificates if DTC notifies the Company that it is unwilling or unable to continue as depositary therefor or if at any time DTC shall no longer be eligible to serve as depositary and a successor depositary for the Warrants is not appointed by the Company within 60 days after the Company receives such notice or becomes aware of such ineligibility or if there shall have occurred and be continuing a default by the Company in respect of its obligations under this Agreement, the Indenture, the Trust Agreement or the Unit Agreement.

         Section 6.03 Treatment of Holders of Warrant Certificates. At all such times as any Warrant is held as a component of a Unit, the Company, the Warrant Agent and all other persons may treat the holder of the related Unit as the Holder of the Warrant Certificate evidencing such Warrant for any purpose and as the person entitled to exercise the rights relating to such Warrant and Warrant Certificate, any notice to the contrary notwithstanding. After the date that a Warrant is no longer held pursuant to the Unit Agreement and prior to due presentment of the related Warrant Certificate for registration of transfer, the Company and the Warrant Agent may treat the registered Holder of such Warrant Certificate as the absolute Holder thereof for any purpose and as the person entitled to exercise the rights relating to such Warrant and Warrant Certificate, any notice to the contrary notwithstanding.

         Section 6.04 Cancellation of Warrant Certificates. In the event that the Company shall purchase, redeem or otherwise acquire any Warrants after the issuance thereof pursuant to the terms of this Agreement, the Warrant Certificate or Warrant Certificates evidencing such Warrants shall thereupon be delivered to the Warrant Agent and be canceled by it. The Warrant Agent shall also cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or for exchange or transfer. Warrant Certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company; provided, that the Warrant Agent shall not be required to destroy the Warrant Certificates.

         If the Company, the Trust or any Affiliate of the Company shall acquire any Warrant Certificate, such acquisition shall not operate as a cancellation of such Warrant Certificate unless and until such Certificate is delivered to the Warrant Agent cancelled or for cancellation.

         Section 6.05 CUSIP Numbers. The Company, in issuing the Warrants, shall use CUSIP numbers (if then generally in use), and, if so, the Warrant Agent shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrants or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Warrant Agent of any change in the CUSIP numbers.

                                  ARTICLE VII

                          CONCERNING THE WARRANT AGENT

         Section 7.01 Warrant Agent. The Company hereby appoints The Bank of New York, as Warrant Agent, upon the terms and subject to the conditions set forth herein, and The Bank of New York hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby, and such further powers and authority acceptable to it to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

         Section 7.02 Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations set forth herein upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders shall be subject:

         (a) Compensation and Indemnification. The Company agrees to promptly pay the Warrant Agent the compensation set forth in Exhibit B hereto (or as otherwise agreed to in writing from time to time by the Company and the Warrant Agent), and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees and expenses) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including the reasonable costs and expenses of defending against any claim of liability) incurred without negligence or bad faith on the part of the Warrant Agent arising out of or in connection with its appointment, status or service as Warrant Agent hereunder.

         (b) Agent for the Company. In acting as Warrant Agent under this Agreement and in connection with any Warrant Certificate, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any Holder.

         (c) Counsel. The Warrant Agent may consult with counsel reasonably satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys and agents.

         (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

         (e) Officer's Certificate. Whenever in the performance of its duties hereunder the Warrant Agent shall reasonably deem it necessary that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, the Warrant Agent may (unless other evidence in respect thereof be herein specifically prescribed), in the absence of bad faith on its part, conclusively rely upon a certificate signed by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, an Executive Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company delivered by the Company to the Warrant Agent.

         (f) Actions Through Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from such neglect or misconduct; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys and agents.

         (g) Certain Transactions. The Warrant Agent, and any officer, director or employee thereof, may become the owner of, or acquire any interest in, any Warrant, with the same rights that he, she or it would have if it were not the Warrant Agent, and, to the extent permitted by applicable law, he, she or it may engage or be interested in any financial or other transaction with the Company and may serve on, or as depository, trustee or agent for, any committee or body of holders of Common Stock or other obligations of the Company as if it were not the Warrant Agent.

         (h) No Liability For Interest. The Warrant Agent shall not be liable for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates, except as otherwise agreed with the Company.

         (i) No Liability For Invalidity. The Warrant Agent shall incur no liability with respect to the validity of this Agreement (except as to the due execution hereof by the Warrant Agent) or any Warrant Certificate (except as to the countersignature thereof by the Warrant Agent).

         (j) No Responsibility For Company Representations. The Warrant Agent shall not be responsible for any of the recitals or representations contained herein (except as to such statements or recitals as describe the Warrant Agent or action taken or to be taken by it) or in any Warrant Certificate (except as to the Warrant Agent's countersignature on such Warrant Certificate), all of which recitals and representations are made solely by the Company.

         (k) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically given to it herein, and no other duties or obligations shall be implied. The Warrant Agent shall not be under any obligation to take any action hereunder that may subject it to any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrant Certificate countersigned and authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issuance or exercise of Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Warrant Certificate or in case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 8.02 hereof, to make any demand upon the Company.

         (l) No Liability for Calculations by Calculation Agent. The Warrant Agent shall be entitled to conclusively rely upon any determination by the Calculation Agent under the Calculation Agency Agreement dated as of December 18, 2001, between the Company and Reinsel & Company LLP, as calculation agent (the "CALCULATION AGENT"), of the Discount and shall not incur any liability to the Company or any Holder relating to inaccuracies in calculating such Discount.

         Section 7.03 Resignation and Removal; Appointment of Successor.

         (a) The Company agrees, for the benefit of the Holders of the Warrants, that there shall at all times be a Warrant Agent hereunder until all Warrants have expired.

         (b) The Warrant Agent may at any time resign as such by giving written notice to the Company, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than 30 days after the date on which such notice if given unless the Company agrees to accept a shorter notice. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Notwithstanding the provisions of this paragraph (b), such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a banking institution organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under the laws of such jurisdiction to exercise corporate trust powers and having at the time of its appointment as Warrant Agent a combined capital and surplus (as set forth in its most recent published report of financial condition) of at least $50,000,000) and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant Agent has not been appointed and has not accepted its duties within 30 days of the Warrant Agent's notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. The obligations of the Company under Section 7.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

         (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended or under any other applicable federal or state bankruptcy law or similar law, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

         (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive all moneys, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

         (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Warrant Agent, provided that such corporation shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         Section 7.04 Compliance With Applicable Laws. The Warrant Agent agrees to comply with all laws applicable to it in respect of the services rendered by it under this Agreement and in connection with the Warrants, including (but not limited to) the provisions of United States federal income tax laws regarding information reporting and backup withholding. The Warrant Agent expressly assumes all liability for its failure to comply with any such laws imposing obligations on it, including (but not limited to) any liability for failure to comply with any applicable provisions of United States federal income tax laws regarding information reporting and backup withholding.

         Section 7.05 Office. The Company will maintain an office or agency where Warrant Certificates may be presented for exchange, transfer or exercise. The office initially designated for this purpose shall be the corporate trust office of the Warrant Agent at its address given to it in Section 9.02.

                                  ARTICLE VIII

                                    COVENANTS

         Section 8.01 Financial Statements and Reports of the Company. The Company agrees (a) so long as the Company is subject to Section 13 or 15 of the Exchange Act, to provide to each Holder, without cost to such Holder, copies of the annual and quarterly reports and documents that the Company provides generally to shareholders of the Company at the same time it provides the documents and reports to shareholders that the Company files with the Commission or (b) if the Company is not subject to Section 13 or 15 of the Exchange Act, to file the reports with the Commission (to the extent such filings are accepted by the Commission), that the Company would be required to file were it subject to
Section 13 or 15 of the Exchange Act, and provide to each Holder without cost to such Holder, copies thereof within 15 days after the date of such filing or the date on which the Company would be required to file such reports or documents (to the extent such filings are not accepted by the Commission).

         Delivery of any such reports, information and documents to the Warrant Agent shall be for informational purposes only and the Warrant Agent's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Warrant Agent is entitled to rely exclusively on Officers' Certificates). Notwithstanding anything to the contrary in this Section, the Company shall not be required to deliver any such reports, information and documents which have been electronically filed with the Securities and Exchange Commission.

         Section 8.02 Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by any Holder pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

         Section 8.03 Governmental Approvals. The Company shall from time to time use all reasonable efforts to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and the national securities exchange on which the Common Stock may be listed or authorized for trading from time to time and will make all filings under the federal and state securities laws (including without limitation the Securities
Act), as may be or become requisite in connection with the issuance, sale, trading, transfer or delivery of the Warrants and Warrant Certificates, the exercise of the Warrants and the issuance, sale and delivery of the Warrant Shares.

         Section 8.04 Satisfaction of Exercise Conditions. Subject to Section 5.01(a)(v), the Company shall at all times exercise its best efforts to satisfy or cause to be satisfied the Exercise Conditions until the earlier of (x) the Expiration Date and (y) the first date no Warrants remain outstanding. In connection therewith, the Company shall exercise its best efforts to (a) to the extent required by applicable law, prior to the exercise of any Warrant (whether in connection with a Redemption or otherwise), furnish the Warrant Agent with sufficient copies of a then-current prospectus relating to the Common Stock deliverable upon exercise of any outstanding Warrants (and the Warrant Agent, upon receipt thereof, if any, shall deliver, at the expense of the Company, the same to exercising Holders), (b) cause the related registration statement to be effective until the earlier of (i) the Expiration Date and (ii) the first date on which no Warrants remain outstanding and (c) otherwise cause to be satisfied the Exercise Conditions.

         Section 8.05 Reservation of Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock shall at all times, until the Warrants have expired, reserve such number of authorized shares as shall be required for such purpose. All Warrant Shares shall, and the Company covenants that they will, upon issuance, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.01 Supplements and Amendments.

         (a) The Company and Warrant Agent may from time to time supplement or amend this Agreement without the approval or consent of any Holder in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provision in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect the interests of the Holders. Every Holder of Warrants, whether issued before or after any such supplement or amendment, shall be bound thereby. Promptly after the effectiveness of any supplement or amendment that affects the interest of the Holders, the Company shall give notice thereof, as provided in
Section 9.02 hereof, to the Holders affected thereby, setting forth in general terms the substance of such supplement or amendment.

         (b) The Company and the Warrant Agent may modify or amend this Agreement and the Warrant Certificates with the consent of the Holders of not fewer than a majority in number of the then-outstanding unexercised Warrants, for any purpose; provided, however, that no such modification or amendment that
(i) changes the Exercise Price of the Warrants other than in accordance with
Article IV, (ii) reduces the Exercise Amount other than in accordance with
Article IV, (iii) accelerates the Expiration Date of the Warrants, (iv) changes the provisions relating to the Redemption of Warrants or (iv) changes the provisions relating to the Redemption of Warrants or (v) reduces the percentage of outstanding unexercised Warrants the consent of the Holders of which is required hereunder for modification or amendment of this Agreement or the Warrants, may be made without the consent of each Holder.

         Section 9.02 Addresses for Notices.

         (a) Any communications from the Company to the Warrant Agent with respect to this Agreement shall be addressed to The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration;

         (b) any communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017,
Attention: Jack B. Lay; with a copy to Bryan Cave LLP, One Metropolitan Square, Suite 3600, St. Louis, Missouri 63102 , Attention: R. Randall Wang, Esq.; or

         (c) such other addresses as shall be specified in writing by the Warrant Agent or by the Company, as the case may be.

         Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Warrant Register and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         Section 9.03 Governing Law. This Warrant Agreement and the Warrant Certificates shall be governed by, and construed in accordance with, the laws of the State of New York. Without limiting the foregoing, that the validity of the issuance of the Warrant Shares shall be governed by the General and Business Corporation Law of Missouri.

         Section 9.04 Persons Having Rights Under Warrant Agreement. Nothing in this Agreement or in the Warrants, express or implied, and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and of the Holders.

         Section 9.05 Headings. The descriptive headings of the several Articles and Sections and the Table of Contents of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 9.06 Counterparts. This Warrant Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

         Section 9.07 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent, for inspection by the Holders of Warrants.

         Section 9.08 Separability Clause. In case any provision in this Agreement or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 9.09 Successors and Assigns. All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

         Section 9.10 Legal Holidays. In any case where any Change of Control Date, Change of Control Notice Date, Redemption Date, Remarketing Date or Remarketing Settlement Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or the Certificates) payment of any amounts otherwise payable or the taking of other action on such date shall not be made or taken on such date, but such payments shall be made or action shall be taken on the next succeeding Business Day with the same force and effect as if made or taken on such date.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                     REINSURANCE GROUP OF AMERICA, INCORPORATED



                                     By: __________________________
                                           Name:
                                           Title:



                                     THE BANK OF NEW YORK,
                                     as Warrant Agent



                                     By: _________________________
                                           Name:
                                           Title:

                                                                     EXHIBIT A
                          [FORM OF WARRANT CERTIFICATE]

THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE UNIT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS GIVEN TO IT IN THE WARRANT AGREEMENT REFERRED TO HEREIN.

                      WARRANTS TO PURCHASE COMMON STOCK OF
                   REINSURANCE GROUP OF AMERICA, INCORPORATED



NO.: ______                                      CERTIFICATE FOR _____ WARRANTS
CUSIP NO.  ____________     NUMBER OF WARRANTS GIVEN TO IT ON SCHEDULE A HERETO

         THIS CERTIFIES THAT __________, or its registered assigns, is the registered holder of the number of Warrants given to it above (the "WARRANTS") [as increased or decreased as provided for in Schedule A hereto]*. Each Warrant entitles the holder thereof (the "HOLDER"), at



--------
(*) Insert for a Global Warrant Certificate.

its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Reinsurance Group of America, Incorporated, a Missouri corporation (the "COMPANY"), 1.2508 shares (subject to certain adjustments as given to it in the Warrant Agreement) of common stock of the Company (the "COMMON STOCK") at the Exercise Price. This Warrant Certificate shall terminate and become void, and the related Warrants shall expire, as of 5:00 p.m., New York City time, on December 15, 2050 (the "EXPIRATION DATE"), as such expiration date may be extended pursuant to Section 3.01 or the date the Warrants are redeemed by the Company pursuant to the terms of the Warrant Agreement, as described below or upon the earlier exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants shall be subject to adjustment from time to time as given to it in the Warrant Agreement.

         This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of December 18, 2001 (the "WARRANT AGREEMENT"), between the Company and The Bank of New York, as warrant agent (the "WARRANT AGENT," which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings given to it in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at its address for notices specified in the Warrant Agreement.

         Subject to redemption as described below, the Holder of this Warrant Certificate shall have the right, prior to the Expiration Date, at such Holder's option, to exercise the related Warrant and purchase the Exercise Amount (subject to certain adjustments given to it in the Warrant Agreement) of Common Stock at the Exercise Price, provided that the Exercise Conditions are met as of such date. If the Warrant evidenced by this Warrant Certificate is not exercised at or before 5:00 p.m., New York City time, on its Expiration Date, such Warrant shall become void, and all rights of the Holder of this Warrant Certificate hereunder and under the Warrant Agreement shall cease. The Warrant or Warrants evidenced by this Warrant Certificate may be exercised by giving notice to the Warrant Agent no later than 5:00 p.m., New York City time, on the Business Day preceding the proposed date of exercise of such Warrants, separating the Warrant from the Unit, if part of such Unit, and completing the form of election to purchase given to it on the reverse hereof and otherwise complying with the Applicable Procedures, and delivering the same, together with this Warrant Certificate (if this Warrant Certificate shall then be held in definitive form), to the Warrant Agent no later than 5:00 p.m., New York City time, on the date of such exercise, together with a Cash Payment (unless, in accordance with the Warrant Agreement, a Remarketing Payment is to be made). In no event may a Holder satisfy its obligation to pay the Exercise Price by tendering Preferred Securities.

         On the date of exercise of the Warrant or Warrants evidenced by this Warrant Certificate, the Company shall issue, and the Warrant Agent shall deliver, to or upon the order of the Holder hereof, the Exercise Amount of Common Stock to which such Holder is entitled, registered in such name or names as may be directed by such Holder. The date on which this Warrant Certificate and payment are received by the Warrant Agent shall be deemed to be the date on which the related Warrant is exercised and the related Common Stock is issued.

         Notwithstanding anything to the contrary in this Warrant Certificate or in the Warrant Agreement, (i) no fractional shares of Common Stock shall be issued by the Company upon the exercise of any Warrant, (ii) if more than one Warrant shall be exercised at the same time by the same Holder, the number of shares of Warrant Shares issuable in connection with such exercise shall be computed on the basis of the aggregate Exercise Amount of the Warrants so exercised, and (iii) on the date a Holder exercises such Holder's Warrant, the Company shall pay such Holder an amount in cash equal to the then-current Market Price (multiplied by the related fraction) of Common Stock for such fractional shares, computed to the nearest whole cent.

         If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall countersign and deliver, a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

         The "EXERCISE CONDITIONS" require that, with respect to any Warrant on any date on which such Warrant is or is proposed to be exercised by the Holder thereof:

              (a) the Company shall have a registration statement in effect under the Securities Act covering the issuance and sale of the related Exercise Amount of Common Stock upon exercise of such Warrant or the issuance and sale (and resale) of the related Exercise Amount of Common Stock upon exercise of such Warrant is exempt from the registration requirements of the Securities Act;

              (b) such shares of Common Stock have been registered, qualified or are deemed to be exempt under applicable state securities laws; and

              (c) to the extent required by applicable law, a then current prospectus relating to the Common Stock shall be delivered to such exercising Holder.

         As provided in the Warrant Agreement, the number of shares of Warrant Shares issuable upon the exercise of the Warrants is subject to an anti-dilution adjustment upon the happening of certain events. The Warrant Agreement also provides for certain adjustments and/or distributions in the event of certain events relating to a merger or combination of the Company, and similar events.

         Subject to satisfaction of the Redemption Conditions, the Company may elect to cause a Redemption of the Warrants, and a contemporaneous remarketing of the Preferred Securities, for cash or in its Common Stock or a combination thereof, in an amount equal to the Warrant Redemption Amount, in accordance with the Warrant Agreement, the Trust Agreement and the Unit Agreement.

         A Holder may elect to exercise a Warrant in lieu of Redemption, if (A) such Warrant is held as a component of a Unit, and such Holder has opted out of participating in the Remarketing, by notice given to the Warrant Agent and the Unit Agent; or (B) such Warrant is not held as a component of a Unit, by notice given to the Warrant Agent, in each case prior to

5:00 p.m., New York City time, on the Business Day prior to the related Redemption Date. In the absence of an election to exercise a Warrant in lieu of a Redemption, a Holder will be deemed to have elected to have its Warrants redeemed on the Redemption Date.

         If a Holder elects to exercise a Warrant pursuant to the preceding paragraph, then such Holder must tender the Exercise Price for such Warrant as a Cash Payment, and must follow certain procedures given to it in the Warrant Agreement; provided, however, that if (i) such Warrant is, on the Remarketing Date, held pursuant to the Unit Agreement, (ii) such Holder has not opted out of participating in the Remarketing, and (iii) a Successful Remarketing shall have occurred, then the Exercise Price of such Warrant will be paid by a Remarketing Payment, and the Property Trustee will, in connection with such Remarketing Payment, apply the proceeds of the Remarketing of the related Preferred Security in accordance with the terms of the Remarketing Agreement and the Unit Agreement.

         Any Warrant so redeemed or exercised will, upon such redemption or exercise, cease to be outstanding.

         If a Redemption cannot occur because of an inability, following the Company's best efforts, to satisfy the Redemption Conditions, the Company will promptly notify the Warrant Agent and each Holder (at its address specified in the Warrant Register) thereof. Such event will not constitute a default under the Warrant Agreement so long as the Company is using its best efforts to satisfy the Redemption Conditions and to otherwise comply with the provisions thereof; and the Company may, under such circumstances, subsequently seek to remarket the Preferred Securities and contemporaneously redeem the Warrants.

         The Warrants are subject to redemption, at the Holder's option, upon a Change of Control as set forth in the Warrant Agreement.

         The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the issuance of the Common Stock.

         This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants, in accordance with the Warrant Agreement.

         All Warrant Shares, upon issuance, shall be duly and validly issued and fully paid and non-assessable.


         The holder in whose name this Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of this Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

         Neither this Warrant Certificate, nor the Warrant evidenced hereby, entitles the Holder hereof to any of the rights of a shareholder of the Company.

         This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned and authenticated by the Warrant Agent.

                                     REINSURANCE GROUP OF AMERICA, INCORPORATED



                                     By:   ___________________________
                                           Name:
                                           Title:



DATED:

Authenticated and Countersigned:


__________________________________
THE BANK OF NEW YORK,
as Warrant Agent


By _______________________________
      Authorized Signatory

                         REVERSE OF WARRANT CERTIFICATE

          FORM OF ELECTION TO EXERCISE WARRANT TO PURCHASE COMMON STOCK
                 (TO BE EXECUTED ONLY UPON EXERCISE OF WARRANTS)

                   REINSURANCE GROUP OF AMERICA, INCORPORATED

         The undersigned hereby irrevocably elects to exercise ___ Warrants at an Exercise Price of $______ per Warrant to acquire the Exercise Amount (as determined pursuant to the Warrant Agreement) per Warrant of Common Stock of Reinsurance Group of America, Incorporated on the terms and conditions specified within this Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein and directs that the shares of Common Stock deliverable upon such exercise be registered or placed in the name and at the address specified below and delivered thereto.

         The signature below must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.

Dated: ____________, ____


                                       -------------------------------------
                                         (Signature of Holder)



                                       -------------------------------------
                                         (Street Address)



                                       -------------------------------------
                                         (City)       (State)    (Zip Code)



                                       Signature Guaranteed by:



                                       -------------------------------------
                                       (Signature must be
                                       guaranteed by an eligible
                                       guarantor institution
                                       (banks, stock brokers,
                                       savings and loan
                                       associations and credit
                                       unions) with membership in
                                       an approved guarantee
                                       medallion program pursuant
                                       to Securities Exchange
                                       Commission Rule 17Ad-5)

Common Stock to be issued to:

Please insert social security or identifying number:

                  Name:_______________________________________________________

                  Street Address:_____________________________________________

                  City, State and Zip Code:___________________________________

Any unexercised Warrants represented by the Warrant Certificate to be issued to:

                  Please insert social security or identifying number:

                  Name:_______________________________________________________

                  Street Address:_____________________________________________

                  City, State and Zip Code:___________________________________

                 [TO BE ATTACHED TO GLOBAL WARRANT CERTIFICATES]

                                                                     SCHEDULE A

        SCHEDULE OF INCREASES OR DECREASES IN GLOBAL WARRANT CERTIFICATE

               This Global Certificate shall represent __ Warrants unless otherwise indicated below.

         The following increases or decreases in this Global Warrant Certificate have been made:

                                                                        Number of Warrants
                          Amount of decrease     Amount of increase      evidenced by the
                             in Number of           in Number of          Global Warrant
                          Warrants evidenced     Warrants evidenced         Certificate           Signature of
                             by the Global          by the Global         following such       authorized officer
         Date             Warrant Certificate    Warrant Certificate   decrease or increase         of Agent
----------------------   --------------------   --------------------  ---------------------    ------------------


                                                                     EXHIBIT B


                         [Compensation of Warrant Agent]










                                      B-1